CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Mosaic Equity Trust:

We consent to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information in this Post-Effective Amendment No. 28 to Registration Statement No. 2-80805 of Mosaic Equity Trust on Form N-1A.

(signature)

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 25, 2005